As filed with the Securities and Exchange Commission on May 8, 2002

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               ----------------------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                ----------------------------------------------------

                         JOSHUA TREE CONSTRUCTION, INC.
                (Exact name of registrant as specified in its charter)

                                     Nevada
              (State or other jurisdiction of incorporation or organization)

                                   88-0432004
                      (IRS Employer Identification Number)

                           3635 Boardman Canfield Road
                               Canfield, OH 44406
                       (Address of principal executive offices)

                             Daniel Hoyng, President
                         Joshua Tree Construction, Inc.
                           3635 Boardman Canfield Road
                               Canfield, OH 44406
                       (Name and address of agent for service)

                                 (330) 702-3777
               (Telephone number, including area code of agent for service)

     Restated 2002 Directors and Officers Stock Option and Stock Award Plan
                            (Full title of the Plan)
     ----------------------------------------------------------------------
                                    Copy to:
                               Bondy & Schloss LLP
                               60 East 42nd Street
                               New York, NY 10165

                         CALCULATION OF REGISTRATION FEE

- ------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                      Proposed maximum       Proposed maximum
 Title of securities to         Amount to be         offering price per     aggregate offering          Amount of
     be registered               registered              share (1)               price (1)          registration fee
- ------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Common Stock,
  $.001 par value                7,726,260                  $.10                 $772,626                 $185
- ------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, as permitted by Rule 457(h)(1) of the Securities Act of 1933, as amended, based upon the average of the bid and asked prices for the Company's common shares as reported by the OTCBB on May 2, 2002. A fee of $1,388.59 was paid with respect to 7,000,000 shares registered under the Plan on a Registration Statement on Form S-8 filed on January 14, 2002.

===============================================================================

This Registration Statement on Form S-8 supplements that Registration Statement on Form S-8, filed January 14, 2002 (No. 333-76686) relating to the Registrant's Restated 2002 Directors and Officers Stock Option and Stock Award Plan (the "Plan"), the contents of which are incorporated by reference herein. The Plan, as restated, is filed as Exhibit 4.1 hereto and relates primarily to the correction of certain typographical errors and registration of an additional 7,726,260 shares of the Registrants's Common Stock issuable thereunder.

Item 3.  Incorporation of Documents By Reference

         The Registrant hereby incorporates the following documents by reference:

         (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed April 16, 2002; and

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters unsold securities, shall be deemed incorporated by reference and a part hereof from the date of filing.

Item 5.  Interests of Named Experts and Counsel

         Bondy & Schloss LLP is the beneficial owner of 721,000 shares of Registrant's common stock, as of May 6, 2002.

Item 8:  Exhibits

         The following documents are filed as Exhibits to this Registration
Statement:

                  4.1      --       Restated 2002 Directors and Officers Stock
                                    Option and Stock Award Plan

                  5        --       Opinion of Bondy & Schloss LLP as to the
                                    authorization and issuance of the shares being registered.

                  24.1     --       Consent of Bondy & Schloss LLP (included
                                    in Exhibit 5)

                  24.2     --       Consent of Leland L. Williams, Certified
                                    Public Accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canfield, Ohio, on the 8th day of May, 2002.

JOSHUA TREE CONSTRUCTION, INC.



By:  /s/ Daniel Hoyng
   --------------------------------------------------
      Daniel Hoyng, President



/s/ Daniel Hoyng
-----------------------
Daniel Hoyng                  President (Chief Executive Officer)  May 8, 2002
                                and Director


/s/ Marek Lozowicki
-----------------------
Marek Lozowicki               Senior Vice President and Secretary
                              (Acting Principal Financial and
                                Accounting Officer) and Director  May 8, 2002